Exhibit 99.1

News Release

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN REPORTS DILUTED EARNINGS PER SHARE FROM CONTINUING

OPERATIONS OF $0.63 FOR THE SEPTEMBER QUARTER

AND $2.63 FOR FISCAL YEAR 2007

Company Expects Diluted Earnings Per Share for Fiscal Year 2008 to Range from $2.77 to $2.95

VALLEY FORGE, PA, November 1, 2007—AmerisourceBergen Corporation (NYSE:ABC) today reported that in its fiscal fourth quarter ended September 30, 2007, diluted earnings per share from continuing operations were $0.63, which was negatively impacted by a $0.10 write-down to market value of tetanus-diphtheria vaccine inventory and positively impacted by a net $0.03 benefit from special items.

The PharMerica Long-Term Care business, which the Company spun-off on July 31, 2007, is included in the fourth quarter and fiscal year 2007 results from continuing operations, representing $0.01 and $0.08 of diluted earnings per share, respectively.

Fiscal Fourth Quarter Highlights

•	Operating revenue of $15.3 billion, up 4.5 percent.

•	Diluted earnings per share from continuing operations of $0.63, a 3 percent increase.

•	$0.10 per diluted share write-down to market value of tetanus-diphtheria vaccine inventory.

•	Net $0.03 per diluted share benefit from special items.

•	Cash flow from operations of $128 million.

•	$546 million of share repurchases.

Fiscal Year 2007 Highlights

•	Record operating revenue of $61.7 billion, up 9 percent.

•	Diluted earnings per share from continuing operations of $2.63, up 16 percent.

•	Net $0.09 per diluted share benefit from special items.

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•	Pharmaceutical Distribution Segment operating income increase of 14 percent; operating margin of 1.20 percent, up 5 basis points.

•	Cash flow from operations of $1.2 billion, above expectations.

•	$1.4 billion of share repurchases, above expectations.

•	Merchandise inventories were down 7 percent with a 9 percent operating revenue increase.

“We delivered outstanding performance for the 2007 fiscal year, exceeding the diluted earnings per share expectations we originally announced for the fiscal year last November, despite the impact from the write-down of tetanus-diphtheria vaccine inventory within the specialty business in the fourth fiscal quarter,” said R. David Yost, AmerisourceBergen’s President and Chief Executive Officer. “In the fourth quarter and the fiscal year, performance of our traditional drug distribution business was outstanding, driven by our ability to leverage our contracts with branded manufacturers, drive generic sales, and lower our expense ratios through our newly completed distribution network. Although our specialty distribution business faced some tough head winds in the anemia drug market and with the tetanus-diphtheria vaccine write-down late in the fiscal year, its market leading position and robust service offerings in the distribution of specialty drugs to physicians delivered a 23 percent increase in operating revenue and contributed to the overall success of fiscal 2007. In addition, we generated more than double the cash we originally forecasted for fiscal 2007 through our strong working capital management, and we used our cash to make acquisitions and repurchase $1.4 billion of our stock in the fiscal year. Our balance sheet continues to be strong and our financial flexibility remains significant.”

“We expect those same attributes to allow us to continue to grow in line with our long-term goals in fiscal 2008,” he continued. “Our annual long-term goal continues to be to grow diluted earnings per share in the 15 percent range by growing operating revenue in line with pharmaceutical market growth, expanding operating margins in the Pharmaceutical Distribution Segment by single digit basis points, and generating free cash flows approximating net income.”

Consolidated Results

•

Consolidated operating income in the fiscal 2007 fourth quarter decreased 7 percent to $181.0 million, due to a $28 million write-down to market value of tetanus-diphtheria vaccine inventory in the Pharmaceutical Distribution Segment, poor performance in the Other Segment, and higher than normal bad debt expense. These negative impacts were partially offset by the net positive impact of $7.6 million from “facility consolidations, employee severance and other,” which included a

News Release

gain of $10.4 million from a favorable decision by an appeals court in an employment-related dispute with a former Bergen Brunswig chief executive officer whose employment was terminated long before the creation of AmerisourceBergen and charges of $2.8 million primarily associated with the spin-off of the Company’s PharMerica Long-Term Care business.

In the prior year’s fiscal fourth quarter, consolidated operating income was negatively impacted by $7.8 million of “facility consolidations, employee severance and other,” offset by an $8.9 million gain from the settlement of pharmaceutical manufacturer antitrust litigation cases.

Consolidated operating income for fiscal year 2007 was $820.3 million, up 10 percent over the previous fiscal year.

•

The effective tax rate for the fourth quarter of fiscal 2007 was 35.6 percent, down from 37.6 percent in the previous fiscal year’s fourth quarter primarily due to the favorable resolution of certain tax matters. The effective tax rate for fiscal year 2007 was 37.1 percent. Going forward, the Company expects the effective tax rate to be between 37 percent and 38 percent.

•

Diluted earnings per share from continuing operations were up 3 percent to $0.63 in the fourth quarter of fiscal 2007 compared to $0.61 in the previous fiscal year’s fourth quarter, and were up 16 percent to $2.63 in the fiscal 2007 from $2.26 in the previous fiscal year.

•

The PharMerica Long-Term Care business, which was spun-off in July 2007, contributed diluted earnings per share of $0.01 and $0.08 in the 2007 fiscal fourth quarter and year, respectively, compared to $0.03 and $0.10 in the prior year’s fourth quarter and fiscal year.

•

Diluted average shares outstanding for the fourth quarter of fiscal year 2007 were 176.9 million, down nearly 25 million from the previous fiscal year’s fourth quarter due to share repurchases, net of option exercises. For fiscal year 2007, diluted average shares outstanding were 187.9 million.

•

A $24.6 million loss, net of tax, from discontinued operations in the fourth quarter of fiscal 2007 resulted from an adverse decision in litigation related to the contingent earn-out provisions within the acquisition agreement for our former Bridge Medical business, which the Company sold in fiscal 2005.

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AmerisourceBergen operates in two reportable segments: Pharmaceutical Distribution (which includes the operations of AmerisourceBergen Drug Corporation, Specialty Group, and Packaging Group) and Other (which includes PharMerica Long-Term Care until July 31, 2007 and PMSI). Intersegment sales of $83.1 million in the fourth quarter of fiscal 2007 from AmerisourceBergen Drug Corporation to PharMerica Long-Term Care and PMSI, which are included in the Pharmaceutical Distribution Segment operating revenue, are eliminated for consolidated reporting purposes.

Pharmaceutical Distribution Segment Results

•

Operating revenue of $15.2 billion in the fourth quarter of fiscal 2007 was up 5 percent compared to the same quarter in the previous fiscal year. Revenue in the quarter increased 4 percent in the Drug Corporation and 7 percent in the Specialty Group. Specialty Group revenue growth, which was 23 percent for the year, was negatively impacted in the quarter, as expected, by the anniversary of a large distribution contract and a large new product introduction as well as the decline in the anemia drug market. Segment operating revenue for fiscal year 2007 was $60.9 billion up 9 percent from the prior fiscal year.

•

Anemia drugs represented 5 percent of Segment revenues in the fiscal year 2007 fourth quarter, reflecting a decrease of 26 percent compared with the previous year’s fourth quarter and a 15 percent decrease sequentially from the third quarter of fiscal 2007.

•

Segment operating income was down 4 percent in the fourth quarter, but up 14 percent for fiscal year 2007 compared with the previous year’s fourth quarter and fiscal year. Very strong performance by the Drug Corporation positively impacted the fiscal 2007 fourth quarter due to excellent performance under the Company’s branded manufacturer contracts; strong branded manufacturer price increases; an increase in sales in PRxO®Generics, its proprietary generics program; and solid operating leverage. This performance was offset by a $28 million write-down to market value of tetanus-diphtheria vaccine inventory in the Specialty Group, and a $13 million increase in bad debt expense over the previous year’s fourth quarter due primarily to a regional chain in the West.

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Other Segment Results

•

The Company spun off the PharMerica Long-Term Care business on July 31, 2007. In the fourth quarter of fiscal year 2007, PharMerica contributed $104.3 million in revenue and $2.7 million of operating income, respectively, compared to $305.0 million and $8.5 million in the previous fiscal year’s fourth quarter. For fiscal year 2007 revenues were $1.0 billion and operating income was $25.0 million.

•

In the fiscal 2007 fourth quarter, PMSI contributed $112.2 million in revenue and $4.1 million of operating income compared to $117.4 million and $13.1 million, respectively, in the previous fiscal year’s fourth quarter. The decline in operating income in the fiscal 2007 fourth quarter was due to a significant increase in operating expenses including bad debt expenses and costs related to the ongoing IT infrastructure and customer-facing projects. For fiscal 2007, revenue was $461.4 million and operating income was $28.2 million. PMSI’s performance was below the Company’s expectations for the quarter and the fiscal year, and the business is implementing an aggressive turnaround plan and receiving greater AmerisourceBergen management focus in fiscal year 2008.

Fiscal Year 2008 Expectations

“Looking ahead, we expect fiscal 2008 performance to meet or exceed our long-term goals,” said Yost. “Although this fiscal year’s December quarter is expected to be a difficult comparison due to the strength of the same quarter in the prior year, we expect fiscal year 2008 diluted earnings per share to be in the range of $2.77 to $2.95. This diluted earnings per share range represents an increase of about 13 percent to 20 percent over the $2.46 per share from continuing operations for fiscal year 2007, which excludes the $0.09 benefit from special items and the $0.08 contribution from PharMerica Long-Term Care in fiscal year 2007.

“Including the acquisition in October of Bellco Health, key assumptions supporting our diluted earnings per share expectations in fiscal 2008 are: operating revenue growth of between 5 percent and 7 percent; operating margin expansion by single digit basis points in the Pharmaceutical Distribution Segment; and free cash flow in the range of $450 million to $525 million, which includes capital expenditures in the $125 million range. Also, subject to the approval of our Board of Directors and market conditions, we expect to spend $400 million to $500 million to repurchase our common shares in fiscal 2008.”

News Release

Conference Call

The Company will host a conference call to discuss its results at 11:00 a.m. Eastern Standard Time on November 1, 2007. Participating in the conference call will be: R. David Yost, President and Chief Executive Officer and Michael D. DiCandilo, Executive Vice President and Chief Financial Officer.

To access the live conference call via telephone:

  Dial in: 612-332-0342, no access code required.

To access the live webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

A replay of the telephone call and webcast will be available from 2:30 p.m. November 1, 2007 until 11:59 p.m. November 8, 2007. The Webcast replay will be available for 30 days.

To access the replay via telephone:

Dial in:	(800) 475-6701 from within the U.S., access code: 890077
(320) 365-3844 from outside the U.S., access code: 890077

To access the archived webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

About AmerisourceBergen

AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $66 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 11,500 people. AmerisourceBergen is ranked #29 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described

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in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes (including increased government regulation of the pharmaceutical supply channel); government enforcement initiatives (including (i) the imposition of increased obligations upon pharmaceutical distributors to detect and prevent suspicious orders of controlled substances (ii) the commencement of further administrative actions by the U. S. Drug Enforcement Administration seeking to suspend or revoke the license of any of the Company’s distribution facilities to distribute controlled substances, or (iii) the commencement of any enforcement actions by any U.S. Attorney alleging violation of laws and regulations regarding diversion of controlled substances and suspicious order monitoring); changes in U.S. government policies (including reimbursement changes arising from federal legislation, including the Medicare Modernization Act and the Deficit Reduction Act of 2005); changes in regulatory or clinical medical guidelines and/or reimbursement practices for the pharmaceuticals we distribute, including erythropoiesis-stimulating agents (ESAs) used to treat anemia patients; price inflation in branded pharmaceuticals and price deflation in generics; the inability of the Company to successfully complete any transaction that the Company may wish to pursue from time to time; fluctuations in market interest rates; operational or control issues arising from the Company’s outsourcing of information technology activities; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar—Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; changes in tax legislation or adverse resolution of challenges to our tax positions; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting the business of the Company generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.

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AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30, 2007	% of Operating Revenue	Three Months Ended September 30, 2006	% of Operating Revenue	% Change
Revenue:
Operating revenue	$15,297,123	100.00%	$14,641,631	100.00%	4%
Bulk deliveries to customer warehouses	1,093,327		1,001,373		9%

Total revenue	16,390,450		15,643,004		5%
Cost of goods sold	15,862,020		15,057,509		5%

Gross profit	528,430	3.45%	585,495	4.00%	-10%
Operating expenses:
Distribution, selling and administrative	332,898	2.18%	359,611	2.46%	-7%
Depreciation and amortization	22,094	0.14%	22,746	0.16%	-3%
Facility consolidations, employee severance, and other	(7,582)	-0.05%	7,805	0.05%	N/M

Operating income	181,020	1.18%	195,333	1.33%	-7%
Other (income) loss	(954)	-0.01%	569	—	N/M
Interest expense, net	7,931	0.05%	(808)	-0.01%	N/M

Income from continuing operations before income taxes	174,043	1.14%	195,572	1.34%	-11%
Income taxes	61,866	0.40%	73,594	0.50%	-16%

Income from continuing operations	112,177	0.73%	121,978	0.83%	-8%
Loss from discontinued operations, net of tax	24,601		—

Net income	$87,576	0.57%	$121,978	0.83%	-28%

Earnings per share:
Basic
Continuing operations	$0.64		$0.61		5%
Discontinued operations	(0.14)		—

Net income	$0.50		$0.61		-18%

Diluted
Continuing operations	$0.63		$0.61		3%
Discontinued operations	(0.14)		—
Rounding	0.01		—

Net income	$0.50		$0.61		-18%

Weighted average common shares outstanding:
Basic	174,467		198,936
Diluted	176,902		201,357

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Fiscal Year Ended September 30, 2007	% of Operating Revenue	Fiscal Year Ended September 30, 2006	% of Operating Revenue	% Change
Revenue:
Operating revenue	$61,669,032	100.00%	$56,672,940	100.00%	9%
Bulk deliveries to customer warehouses	4,405,280		4,530,205		-3%

Total revenue	66,074,312		61,203,145		8%
Cost of goods sold	63,747,573		58,971,330		8%

Gross profit	2,326,739	3.77%	2,231,815	3.94%	4%
Operating expenses:
Distribution, selling and administrative	1,413,103	2.29%	1,376,977	2.43%	3%
Depreciation and amortization	91,222	0.15%	86,009	0.15%	6%
Facility consolidations, employee severance, and other	2,072	—	20,123	0.04%	-90%

Operating income	820,342	1.33%	748,706	1.32%	10%
Other loss (income)	3,004	—	(4,387)	-0.01%	N/M
Interest expense, net	32,288	0.05%	12,464	0.02%	159%

Income from continuing operations before income taxes	785,050	1.27%	740,629	1.31%	6%
Income taxes	291,282	0.47%	272,617	0.48%	7%

Income from continuing operations	493,768	0.80%	468,012	0.83%	6%
Loss from discontinued operations, net of tax	24,601		298

Net income	$469,167	0.76%	$467,714	0.83%	0%

Earnings per share:
Basic
Continuing operations	$2.67		$2.28		17%
Discontinued operations	(0.13)		—
Rounding	(0.01)		—

Net income	$2.53		$2.28		11%

Diluted
Continuing operations	$2.63		$2.26		16%
Discontinued operations	(0.13)		—
Rounding	—		(0.01)

Net income	$2.50		$2.25		11%

Weighted average common shares outstanding:
Basic	185,181		205,009
Diluted	187,886		207,446

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS
	September 30, 2007	September 30, 2006
Current assets:
Cash and cash equivalents	$640,204	$1,261,268
Short-term investment securities available-for-sale	467,419	67,840
Accounts receivable, net	3,468,199	3,427,139
Merchandise inventories	4,101,502	4,422,055
Prepaid expenses and other	32,817	32,105

Total current assets	8,710,141	9,210,407

Property and equipment, net	506,984	509,746
Other long-term assets	3,088,780	3,063,767

Total assets	$12,305,905	$12,783,920

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,988,782	$6,499,264
Current portion of long-term debt	476	1,560
Other current liabilities	863,619	958,364

Total current liabilities	7,852,877	7,459,188

Long-term debt, less current portion	1,227,298	1,093,931

Other long-term liabilities	126,010	89,644

Stockholders’ equity	3,099,720	4,141,157

Total liabilities and stockholders’ equity	$12,305,905	$12,783,920

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Fiscal Year Ended September 30, 2007	Fiscal Year Ended September 30, 2006
Operating Activities:
Net income	$469,167	$467,714
Adjustments to reconcile net income to net cash provided by operating activities	220,961	221,430
Changes in operating assets and liabilities	517,776	118,121

Net cash provided by operating activities	1,207,904	807,265

Investing Activities:
Capital expenditures	(118,051)	(113,132)
Cost of acquired companies, net of cash acquired	(170,089)	(296,224)
Proceeds from sales of property and equipment	8,077	49,639
Proceeds from sale-leaseback transactions	—	28,143
Proceeds from sales of other assets	5,205	7,582
Net short-term investment activity	(399,579)	281,290

Net cash used in investing activities	(674,437)	(42,702)

Financing Activities:
Net borrowings	101,753	134,888
Proceeds from PharMerica Long-Term Care distribution	125,000	—
Deferred financing costs and other	(2,649)	(2,941)
Purchases of common stock	(1,434,385)	(717,714)
Exercises of stock options	94,620	138,046
Cash dividends on common stock	(37,248)	(20,595)
Purchases of common stock for employee stock purchase plan	(1,622)	(1,532)

Net cash used in financing activities	(1,154,531)	(469,848)

(Decrease) increase in cash and cash equivalents	(621,064)	294,715

Cash and cash equivalents at beginning of year	1,261,268	966,553

Cash and cash equivalents at end of year	$640,204	$1,261,268

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,
Operating Revenue	2007	2006	% Change
Pharmaceutical Distribution	$15,163,660	$14,448,215	5%
Other
PharMerica Long-Term Care	104,277	304,973	-66%
PMSI	112,237	117,366	-4%

Total Other	216,514	422,339	-49%

Intersegment eliminations	(83,051)	(228,923)	-64%

Operating revenue	$15,297,123	$14,641,631	4%

	Three Months Ended September 30,
Operating Income	2007	2006	% Change
Pharmaceutical Distribution	$166,335	$172,657	-4%
Other
PharMerica Long-Term Care	2,720	8,456	-68%
PMSI	4,108	13,128	-69%

Total Other	6,828	21,584	-68%

Facility consolidations, employee severance, and other	7,582	(7,805)	N/M
Gain on antitrust litigation settlements	275	8,897	-97%

Operating income	$181,020	$195,333	-7%

Percentages of operating revenue:

Pharmaceutical Distribution
Gross profit	3.10%	3.16%
Operating expenses	2.01%	1.97%
Operating income	1.10%	1.20%

Other
PharMerica Long-Term Care
Gross profit	29.49%	30.32%
Operating expenses	26.88%	27.55%
Operating income	2.61%	2.77%

PMSI
Gross profit	23.78%	22.94%
Operating expenses	20.12%	11.76%
Operating income	3.66%	11.19%

Total Other
Gross profit	26.53%	28.27%
Operating expenses	23.38%	23.16%
Operating income	3.15%	5.11%

AmerisourceBergen Corporation
Gross profit	3.45%	4.00%
Operating expenses	2.27%	2.66%
Operating income	1.18%	1.33%

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Fiscal Year Ended September 30,
Operating Revenue	2007	2006	% Change
Pharmaceutical Distribution	$60,935,344	$55,907,552	9%
Other
PharMerica Long-Term Care	1,045,662	1,211,548	-14%
PMSI	461,370	456,760	1%

Total Other	1,507,032	1,668,308	-10%

Intersegment eliminations	(773,344)	(902,920)	-14%

Operating revenue	$61,669,032	$56,672,940	9%

	Fiscal Year Ended September 30,
Operating Income	2007	2006	% Change
Pharmaceutical Distribution	$733,388	$644,202	14%
Other
PharMerica Long-Term Care	24,996	32,325	-23%
PMSI	28,193	51,420	-45%

Total Other	53,189	83,745	-36%

Facility consolidations, employee severance, and other	(2,072)	(20,123)	-90%
Gain on antitrust litigation settlements	35,837	40,882	-12%

Operating income	$820,342	$748,706	10%

Percentages of operating revenue:

Pharmaceutical Distribution
Gross profit	3.08%	3.08%
Operating expenses	1.88%	1.93%
Operating income	1.20%	1.15%

Other
PharMerica Long-Term Care
Gross profit	29.37%	29.47%
Operating expenses	26.98%	26.81%
Operating income	2.39%	2.67%

PMSI
Gross profit	23.34%	24.13%
Operating expenses	17.23%	12.87%
Operating income	6.11%	11.26%

Total Other
Gross profit	27.53%	28.01%
Operating expenses	24.00%	22.99%
Operating income	3.53%	5.02%

AmerisourceBergen Corporation
Gross profit	3.77%	3.94%
Operating expenses	2.44%	2.62%
Operating income	1.33%	1.32%

AMERISOURCEBERGEN CORPORATION

EARNINGS PER SHARE

(In thousands, except per share data)

(unaudited)

Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the periods presented. Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the periods presented plus the dilutive effect of stock options and restricted stock.

	Three Months Ended September 30,		Fiscal Year Ended September 30,

	2007	2006	2007	2006
Income from continuing operations	$112,177	$121,978	$493,768	$468,012

Weighted average common shares outstanding—basic	174,467	198,936	185,181	205,009
Effect of dilutive securities—stock options and restricted stock	2,435	2,421	2,705	2,437

Weighted average common shares outstanding—diluted	176,902	201,357	187,886	207,446

Earnings per share:
Basic
Continuing operations	$0.64	$0.61	$2.67	$2.28
Discontinued operations	(0.14)	—	(0.13)	—
Rounding	—	—	(0.01)	—

Net income	$0.50	$0.61	$2.53	$2.28

Diluted
Continuing operations	$0.63	$0.61	$2.63	$2.26
Discontinued operations	(0.14)	—	(0.13)	—
Rounding	0.01	—	—	(0.01)

Net income	$0.50	$0.61	$2.50	$2.25